WEST COAST REALTY INVESTORS, INC.
                         5933 West Century Boulevard
                                  Ninth Floor
                        Los Angeles, California 90045

                     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               Monday, July 6, 1998

To the Shareholders of West Coast Realty Investors, Inc.:

Notice is hereby given that the annual meeting ("the Annual Meeting") of stockholders of West Coast Realty Investors, Inc. (the "Company") will be held at the Company's offices at 5933 West Century Boulevard, Ninth Floor, Los Angeles, California 90045 on July 6, 1998 at 11:30 A.M., local time for the following purposes:

1.	To elect five (5) directors to serve until the Annual Meeting of
   Stockholders in 1999;

2.	To ratify the Company's selection of BDO Seidman, L.L.P. as the Company's independent auditors for the fiscal year ending December 31, 1998; and

3.	To ratify the Company's Advisory Agreement with its Advisor, West	Coast
   Realty Advisors, Inc., for the period July 1, 1998 to June 30,	1999.

4.	To transact such other business as may properly come before the Annual
   Meeting or any postponements or adjournments thereof.

	The Board of Directors has fixed the close of business on April 30, 1998 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting.

	You are cordially invited to attend the Annual Meeting.  Whether or not you plan to attend the annual Meeting, you are urged to promptly date and sign the enclosed proxy and mail it to the Company in the enclosed envelope, which requires no postage if mailed in the United States.  Return of your proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares in person.

                    						By Order of the Board of Directors


                          						PHILIP N. GAINSBOROUGH
                          						Chairman of the Board

May 29, 1998
Los Angeles, California

                                   PROXY

                     WEST COAST REALTY INVESTORS, INC.
                   1998 ANNUAL MEETING OF STOCKHOLDERS
                               July 6, 1998


The undersigned stockholder of West Coast Realty Investors, Inc. (the "Company") hereby nominates, constitutes and appoints Philip N. Gainsborough and W. Thomas Maudlin, Jr., and each of them, the agent, and proxy of the undersigned, each with full power of substitution, to vote all shares of Common Stock of the company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's offices at 5933 West Century Boulevard, Ninth Floor, Los Angeles, California 90045 on Monday, July 6, 1998 at 11:30 A.M. local time, and at any and all postponements or adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1.	Election of Directors.  Electing Philip N. Gainsborough, W. Thomas
   Maudlin, Jr., James W. Coulter, George Young and Steve Bridges to serve on the Board of Directors of the Company until the 1999 Annual Meeting of Stockholders and until their respective successors are elected and have qualified.

       	AUTHORITY GIVEN      	          	AUTHORITY WITHHELD___

(INSTRUCTIONS:	To grant authority to vote for all of the nominees named
above, check the "Authority Given" box; to withhold authority for any individual nominee, check the "Authority Given" box and cross out the name of the individual above; to withhold authority for all nominees, check the "Authority Withheld" box. Failure to check either box will be deemed a grant of authority to vote for all of the nominees named above.)

2.	Ratification of Selection of Independent Auditors.  Ratifying the
selection of BDO Seidman, LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 1998.

      	FOR                 		AGAINST               			ABSTAIN___


3.	Ratification of Advisory Agreement.  Ratifying the Advisory Agreement
between the Company and West Coast Realty Advisors, Inc. for the period July 1, 1998 to June 30, 1999.

      	FOR                 		AGAINST               			ABSTAIN___


4.	Other Business.   To transact such other business as may properly come
before the annual Meeting or any postponements or adjournments thereof.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS NO. 2 AND NO. 3. THIS PROXY CONTAINS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS UNLESS A CONTRARY INSTRUCTION IS INDICATED, IN WHICH CASE, THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS. ON ALL MATTERS, IF ANY, PRESENTED AT THE ANNUAL MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. PLEASE SIGN AND DATE BELOW.


                    (Please Sign and Date on Other Side)

Date:
I do   do not   expect to attend the meeting.

      (Signature of Stockholder)

      (Signature of Stockholder)


(Please date this proxy and sign your name as it appears on the Company's stock ownership records. Executors, administrators, trustees, etc. should give their full titles. All joint owners should sign.)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY, OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AND VOTING IN PERSON AT THE MEETING.

                      	WEST COAST REALTY INVESTORS, INC.

                         	5933 W. Century Boulevard
                                	Ninth Floor
                       	Los Angeles, California 90045

                             	PROXY STATEMENT


	The 1998 Annual Meeting of Stockholders (the "Annual Meeting") of West Coast
Realty Investors, Inc. (the "Company") will be held at the Company's offices at 5933 West Century Boulevard, Ninth Floor, Los Angeles, California 90045 on
Monday, July 6, 1998, 11:30 A.M. local time, for the following purposes:

	1.	To elect five directors to serve until the Annual Meeting of Stockholders in 1999 (the "Director Proposal");

	2.	To ratify the Company's selection of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 1998 (the
    "Auditor Proposal"); and

	3.	To consider and vote on the ratification of the Advisory Agreement between the Company and West Coast Realty Advisors, Inc., an affiliate of the Company (the "Advisor Proposal") (the "Director Proposal," the
    "Auditor Proposal" and the "Adviser Proposal" are hereinafter collectively referred to as the "Annual Meeting Proposals"); and

	4.	To transact such other business as may properly come before the Annual
    Meeting or any postponements or adjournments thereof.


                      	COMMON STOCK PROXY SOLICITATION

General

	This Proxy Statement (the "Proxy Statement") is furnished to stockholders of the Company's common stock, $0.01 par value per share (the "Common Stock") in connection with the solicitation of proxies by and on behalf of the Board of
Directors of the Company (the "Board") for use at the Annual Meeting, and at
any postponements or adjournments thereof.  The approximate date on which this Proxy Statement and accompanying form of proxy (the "Proxy") are first being mailed to stockholders is May 29, 1998.

	A holder of Common Stock wishing to vote for the Annual Meeting Proposals should complete and sign the enclosed Proxy and mail or deliver such Proxy to the Secretary of the Company at the address set forth above. Holders may also vote their shares of Common Stock in person at the Annual Meeting.
Holders of Common Stock whose purchase is registered after the Annual Meeting Record Date and who wish to vote on the Annual Meeting Proposals must arrange with their seller to receive a proxy from the holder of record on the Annual Meeting Record Date of such Common Stock.

	Proxies, in the form attached, are being solicited by the Board for use at the Annual Meeting. The persons named as proxies were selected by the Board and are directors and/or officers of the Company. Proxies may be revoked by a stockholder prior to their exercise by filing with the Secretary of the Company a written instrument revoking the same or a duly executed proxy bearing a later date. In addition, a stockholder who attends the Annual
Meeting may vote his shares personally and thereby revoke his Proxy at that time. All shares of Common Stock represented by valid Proxies received pursuant to this solicitation, and not subsequently revoked, will be voted as provided on the Proxy.

	The expense of preparing, printing and mailing this Proxy Statement and the
Proxies solicited hereby will be borne by the Company.  In addition to the use of the mails, Proxies may be solicited by officers, directors and regular employees of the Company, without extra remuneration, in person, by telephone, telegraph or otherwise.

	The holders of the Company's Common Stock are not entitled to any appraisal rights in connection with the matters submitted for their approval.

	For the interests of certain directors and executive officers, and their associates (as such term is defined in Rule 14a-1(a) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act")) in the Company, see "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions." The non-independent directors and executive officers, and their affiliates, have an interest in the matters to be acted upon at the Annual Meeting, other than the Auditor Proposal.

Stockholder Proposals

	The next annual meeting of stockholders will be held in June of 1999.  It is presently contemplated that the 1999 Annual Meeting of Stockholders will be held on June 8, 1999.  Stockholders who wish to have proposals considered for inclusion in the Company's proxy statement relating to the 1999 Annual
Meeting should submit them to the Company at its principal executive offices no later than February 8, 1999.

Vote Required For Approval

	A majority of the votes cast at the Annual Meeting, if a quorum is present, will be sufficient to approve the Auditor Proposal and the Advisor Proposal.
A plurality of all of the votes cast at the Annual Meeting, if a quorum is present, will be sufficient to elect a director.

	The presence, in person or by proxy, of a majority of all of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum to transact business at the Annual Meeting.  Those shares of Common Stock present, in person or by proxy, including shares of Common Stock as to which authority to vote on any Annual Meeting Proposal is withheld and shares of
Common Stock abstaining as to any Annual Meeting Proposal, will be considered present at the Annual Meeting for purposes of establishing a quorum.

	With respect to each of the Annual Meeting Proposals, shares of Common Stock as to which authority to vote has been withheld (to the extent withheld) will be considered negative votes.  With respect to the Auditor Proposal and the
Advisory Proposal, pursuant to Delaware law, abstentions will be considered present and entitled to vote and thus will have the effect of a vote against such proposals.  With respect to the election of directors, pursuant to
Delaware Law, abstentions will have no legal effect since a plurality of all the votes cast will be sufficient to elect a director.

Persons Entitled to Vote at the Annual Meeting

	The Board has fixed the close of business on April 30, 1998 as the Annual Meeting Record Date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. Only holders of record of the Company's Common Stock at the close of business on the Annual Meeting Record
Date will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Annual Meeting Record Date, the Company had outstanding 2,606,808 shares of Common Stock.

	Each share of Common Stock is entitled to one vote on all matters which may come before the Annual Meeting.  Pursuant to Delaware law and the Company's
bylaws, each share of Common Stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.  The Company's stockholders are not entitled to cumulate votes with respect to the election of directors.

	At the close of business on the Annual Meeting Record Date there were 1,105 record holders of Common Stock.

Certain Arrangements Regarding Voting at the Annual Meeting

	The Company has been informed by the holders of approximately .9% of the Company's Common Stock entitled to vote at the Annual Meeting that such holders intend to vote in favor of the Auditor Proposal and Advisory Proposal and to vote "for" the election of each of the five director nominees at the Annual Meeting. See "Proposal No. 1 -- Election of Directors." West Coast Realty Advisors, Inc., the Advisor to the Company, owns 22,556 shares of the Company's Common Stock and is entitled to 22,556 votes or approximately 0.9% of the 2,606,808 votes that may be cast at the Annual Meeting. Michael G. Clark owns approximately 143 shares of common stock or less than one percent of the 2,606,808 votes that may be cast at the Annual Meeting.

	See "Security Ownership of Certain Beneficial Owners and Management" for a table of the beneficial ownership of the Company's Common Stock by (i) beneficial owners of more than 5% of the Company's Common Stock which are known to the Company, (ii) each director of the Company, (iii) each executive officer of the Company, and (iv) all executive officers and directors of the Company as a group.

Action to be Taken Under Proxy

	All Proxies in the accompanying form that are properly executed and returned will be voted at the Annual Meeting and any postponements or adjournments thereof in accordance with the specifications thereon or, if no specifications are made, will be voted:

	(i)	for the election of the five nominees described herein;

	(ii)	for ratification of the Company's selection of BDO Seidman, LLP as the
      Company's independent auditors for the fiscal year ending December 31,
      1998; and

	(iii)	for ratification of the Advisory Agreement between the Company and
       West Coast Realty Advisors, Inc.

	The Board of Directors knows of no matters, other than those stated above, to be presented and considered at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any postponements or adjournments thereof, it is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their judgment on such matters. The persons named in the enclosed Proxy may also, if a quorum is not present, vote such Proxy to adjourn the Annual Meeting. Promptly after the Annual Meeting, the Company will announce the results of the voting on the Annual Meeting Proposals by means of a letter to the Shareholders.

                              	PROPOSAL NO. 1
                          	ELECTION OF DIRECTORS

	It is intended that the persons named in the Proxy will, unless otherwise instructed, vote for the election of the five nominees listed directly below to serve as directors until the next Annual Meeting of Stockholders following their election and until their respective successors are elected and have qualified. If any nominee, for any reason presently unknown, cannot be a candidate for election, the shares of Common Stock represented by valid
Proxies will be voted in favor of the remaining nominees and may be voted for the election of a substitute nominee recommended by the Board of Directors.
If the Board does not recommend a substitute nominee, then at such time as the Board selects a qualified individual to serve as a director of the Company in place of such candidate, such individual shall be duly elected by the Board of Directors to serve as a director until the 1999 Annual Meeting of Stockholders. See "Common Stock Proxy Solicitation -- Certain
Arrangements Regarding Voting at the Annual Meeting" above for a description regarding voting at the Annual Meeting.


		Nominees to be Considered by
		Holders of Common Stock     	         Term as Director

		Philip N. Gainsborough(1)		          Until 1999 Annual Meeting
		W. Thomas Maudlin, Jr.(1)		          Until 1999 Annual Meeting
		James W. Coulter(2)		                Until 1999 Annual Meeting
		George Young(1)    		                Until 1999 Annual Meeting
		Steve Bridges(1)		                   Until 1999 Annual Meeting

	All nominees have consented to being named in the Proxy Statement and to serve if elected. Stockholders of the Company will have an opportunity on their proxy cards to vote in favor of one or more director nominees while withholding their authority to vote for one or more director nominees.

(1)	Has been a director since 1989.
(2)	Has been a director since 1992.


Information Concerning Current Directors and Director Nominees

	Please see "Management" for information concerning the Company's current directors (all of whom are nominees for re-election) and the attendance of certain Board members at various Board meetings. The information under "Management" with respect to the principal occupation or employment of each nominee and the name and principal business of the corporation or other organization in which such occupation or employment is, or has been, carried on, and other affiliations and business experiences during the past five years, has been furnished to the Company by the respective nominees. Neither the Company nor any of the director nominees are party to any litigation, nor is any litigation threatened involving the Company or any of the director nominees.

Vote Required

	A plurality of all of the votes cast at the Annual Meeting, if a quorum is present, will be sufficient to elect a director. See "Common Stock Proxy Solicitation -- Vote Required For Approval" above.

                             	PROPOSAL NO. 2

             	RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

	The Stockholders of the Company are being asked to consider a proposal to ratify the Company's selection of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 1998. BDO
Seidman, LLP served as the Company's auditors for the fiscal years ended
December 31, 1989 through 1997.

	Representatives of BDO Seidman, LLP are not expected to attend the Annual Meeting.

	There were no changes in or disagreements with the accountants on accounting and financial disclosure matters during the Company's fiscal year ended
December 31, 1997.

Vote Required

	A majority of the votes cast at the Annual Meeting, if a quorum is present, will be sufficient to ratify the selection of BDO Seidman, LLP as the
Company's independent auditors for the fiscal year ending December 31, 1998.
See "Common Stock Proxy Solicitation -- Vote Required For Approval" above.


      	THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2.

                              	PROPOSAL NO. 3

                      	RATIFICATION OF ADVISORY AGREEMENT

	The Stockholders of the Company are being asked to consider a proposal to ratify and approve the Advisory Agreement between the Company and West Coast Realty Advisors, Inc. (the "Advisor") for the year July 1, 1998 to
June 30, 1999. The Advisor has served as the Advisor to the Company since the Company's inception in 1989.

Advisory Agreement

	The Advisory Agreement was renewed until June 30, 1998, by a majority vote of the Company's Stockholders on June 23, 1997. The Advisory Agreement is not assignable without the consent of the parties, except for assignments by the Advisor to a corporation or other person which controls, is controlled by, or is under common control with the Advisor, or by either the Advisor or the Company to a successor of the business of either of the parties. The
Advisory Agreement may be terminated by the Advisor on 120 days' written notice, or by the Directors, the Independent Directors or the Stockholders on 60 days' written notice. If so any reason the Advisory Agreement is terminated, the Directors, subject to Stockholders ratification, will appoint a new Advisor and the Company has agreed to change its name to one which does not include "Associated Planners", "West Coast Realty" or any similar words.

	Under the terms of the Advisory Agreement, the Advisor undertakes to use its best efforts to present an investment program consistent with the investment policies and objectives of the Company and to obtain investments suitable to such investment program. In performance of this undertaking, but at all times subject to the continuing and exclusive authority of the Directors over the management of the Company, the Advisor will: (i) obtain or furnish and supervise the performance of such ministerial function in connection with the administration of the day-to-day operations to the Company as may be agreed upon by the Advisor and the Directors; (ii) serve as the Company's investment and financial advisor and provide research, economic and statistical data with respect to the making, holding, administration and disposition of the Company's investments; (iii) investigate, select and oversee outside property managers and other independent third parties (e.g., consultants, developers, brokers, appraisers, etc.); (iv) subject to Board approval, make investments consistent with the policies and provisions of the Company; (v) advise in connection with negotiations by the Company with investment banking firms, securities brokers or dealers and other institutions or investors for public or private sales of securities of the Company, or obtain loans for the Company; and (vi) provide, at the Company's expense, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company's business and operations.

	The Advisor will provide real estate brokerage services in the acquisition, refinancing or sale of properties by the Company.  The Advisor may utilize the services of its affiliates acting for the Company or independent brokers acting for sellers of properties to the Company.  The Advisor will receive
Acquisition Fees and Acquisition Expenses for these property acquisition services.  The Advisor will also receive a real estate commission for services rendered in connection with the refinancing or sale of properties.

	The Advisory Agreement provides for an Advisory Fee for regular advisory services rendered by the Advisor, and a Subordinated Incentive Fee in any fiscal year that a Property of the Company is sold, financed or refinanced.

	Pursuant to the Advisory Agreement, the Advisor is to pay certain employment expenses of its senior executives (Chairman, President, Executive and Senior
Vice Presidents and directors), office expenses and other miscellaneous administrative expenses not relating to the Advisor's performance of its functions under the Advisory Agreement.  The Company will be required to pay its allocable share of all other expenses at their cost to the Advisor.
Within 60 days after the end of each calendar year, the Advisor will refund to the Company the amount, if any, by which the Operating Expenses of the
Company during such calendar year exceeded the greater of (a) 2% of the
Average Invested Assets (which is generally defined to mean the book value of the Company's real estate interests less noncash items) or (b) 25% of Net
Income (which is generally defined as the net profits of the Company)
(excluding the gain from the sale of the Properties for which the Advisor received a Subordinated Incentive Fee).

	Neither the Advisor nor any of its officers and directors nor their Affiliates will have any obligation to give to the Company a prior right to acquire or invest in any investment opportunities which may be available to them. The Advisor will not make investments for its own account of the character suitable for investment by the Company while the Company has sufficient funds available to make the investment. The Advisor and its officers and directors intend, to the extent consistent with the provisions of statutes, regulations and case law governing their activities, to provide the Company with access to review investment opportunities generated by them, which are consistent with the Company's investment policies.

	The foregoing is only a summary of the Advisory Agreement which is incorporated herein by this reference. Copies of the Advisory Agreement have not been provided to stockholders. The Company will, however, provide, without charge, upon written request, by first class mail within one business day of such request by a stockholder receiving this Proxy Statement, a copy of the Advisory Agreement. Requests should be made to Neal E. Nakagiri, Secretary, West Coast Realty Investors, Inc., 5933 West Century Boulevard, Ninth Floor, Los Angeles, California 90045.

The Advisor

	The Advisor was organized in 1983 and is an affiliate of the Company. In order to obtain the services of persons having substantial real estate and financial experience, there are no restrictions on the business activities of Advisor or any of its officers, directors or employees, and the Advisor and such persons are free (with certain exceptions) to engage in other business activities related to real estate investments.

 The Advisor will advise the Company and oversee its investments and operations, subject to the direction of the Company's Directors. The Advisor's office is located at 5933 West Century Boulevard, Ninth Floor, Los Angeles, California 90045 and its telephone number is (310) 337-9700.

  The pricipal executive officers, directors and key employees of the Advisor are as follows:

Philip N. Gainsborough           Director and Chairman of the Board
W. Thomas Maudlin, Jr.           Director and President
Neal E. Nakagiri                 Secretary
Michael G. Clark 1               Treasurer

	The Advisor or its affiliates are entitled to receive the following types of compensation.

	Acquisition Fees and Acquisition Expenses.  The Advisor and/or an Affiliate
will receive Acquisition Fees (which are defined generally to mean the fees and commissions paid by any person to any person in connection with the investigation, selection or purchase of real estate by the Company) and
Acquisition Expenses (which are defined generally to mean those expenses incurred in the acquisition of properties by the Company, such as legal fees, travel fees, title insurance, etc.) in an amount which shall not exceed a maximum of six percent (6%) of the purchase price of the property being acquired.  The total amount of Acquisition Fees and Acquisition Expenses which may be paid by one person to another person shall not exceed six percent (6%) of the purchase price of the properties, no matter how paid.
Acquisition Fees paid to the Advisor will be reduced by all real estate brokerage fees paid by either the seller or the Company to any person in connection with the transaction.  In no event will the amount of Acquisition
Fee and Acquisition Expenses paid exceed the lesser of the percentages set forth above or the competitive compensation which would be paid to a real estate professional rendering similar services.

1 Mr. Clark will no longer be treasurer of the Advisor effective with the close of business, May 29, 1998.

	If the Company sells a Property and the proceeds from such sale are reinvested in the acquisition of another Property, no Acquisition Fees or Acquisition Expenses will be paid to the Advisor or an Affiliate upon the acquisition by the Company of the new property.

Disposition Services. The Company will pay a real estate commission to the Advisor and/or an affiliate for selling the Company's properties. The maximum real estate commission to be paid will be equal to the lesser of 3 percent of the gross sales price of a property or the normal and competitive rate charged by unaffiliated parties rendering similar services.

If, on the disposition of a property, a real estate commission is paid to an unaffiliated third party in addition to the Advisor and/or affiliate, the maximum total real estate commission paid to the Advisor sahll equal the lesser of one-half of the brokerage commission paid, or 3 percent of the gross sales price of the property. However, the total real estate commission paid by the Company shall not exceed the lesser of the reasonable and competitive commission for such property or an amount equal to six (6) percent of the gross sales price of the property.

Advisory Fee. Commencing July 1, 1998, the Advisor will receive quarterly, and annualized fee equal to one percent of the amount of Invested Assets. (Invested Assets are generally defined as the book value of the real estate owned by the Company). The Advisory Fee will not be paud unless Shareholders have received a noncumulative, non-compounded Dividend for such quarter equal to a seven percent (7%) per annum return on Shareholders Adjusted
Price Per Share (which is defined generally as the price paid for the Shares less the Dividends paid or deemed paid from the sale, financing or refinancing of properties) prior to adjustment as a result of the Dividend paid. Furthermore, the Advisor may elect to waive collection of all or a portion of the fee, and has done so in the past. For the year ended
December 31, 1997, the Advisor waived collection of $126,439 out of a possible $186,439 in fees (or 68%). For the three months ended
March 31, 1998, the Advisor waived collection of $42,115 of fees out of a possible $57,115 (or 74%).

Prior to July 1, 1996, the Advisory Fee payable to the Advisor was an annualized fee, paid quarterly, equal to two percent (2%) of the first $5,000,000 of Invested Assets, one and one-half percent (1-1/2%) of the next $5,000,000 of Invested Assets, and one percent (1%) of the remaining amount of Invested Assets, subordinated to a quarterly payment to Shareholders of a noncumulative, noncompounded Dividend for said quarter equal to eight percent (8%) per annum on Shareholder's Adjusted Price Per Share, prior to adjustment as a result of the Dividend paid. In January 1996, the Directors, including the unanimous vote of the Independent Directors, amended the Advisory Fee to be paid as described in the immediately preceding paragraph. The Directors believe the change in the amount of the Advisor's fee is fair to the Company since it reduces the Advisory Fee on the first $10,000,000 of the Company's Invested Assets, even though the required amount of noncumulative noncompounded quarterly Dividend payment to Shareholders, which must be attianed before the payment of any Advisory Fee, has been reduced from eight percent (8%) to seven percent (7%).

	Financing Services. The Advisor will receive compensation for services rendered in securing additional or replacement financing on the Company's properties and in obtaining unsecured financing. The compensation paid to the Advisor and/or an affiliate will be determined by the Independent
Directors based on terms and at rates which are reasonable, fair and competitive with like activities and services from unaffiliated parties.

	Subordinated Incentive Fee. The Advisor will receive a Subordinated Incentive Fee on the sale, financing or refinancing of the Company's properties. The amount of the Subordinated Incentive Fee to be paid will be determined after the sale, financing or refinancing of a specific property has been made and will equal a maximum of fifteen percent (15%) of the amount of Cash From Sales and Refinancing (which is generally defined as the net cash remaining from the sale of a property after payment of the expenses related to such sale and any debt applicable to the property) remaining after the Company has received proceeds from the sale or refinancing of such specific property in an amount equal to either Offering Proceeds (which is defined generally as the amount of funds used from the sale of Shares to purchase the property) or Reinvestment Proceeds (which is generally defined as the amount of net cash received from the sale of a Property which is reinvested in another Property) (such proceeds are deemed to be a Distribution of Cash Available From Sales or Refinancing to Shareholders) and Shareholders have received an amount which, when added to all prior Distributions paid to Shareholders equals one hundred precent (100%) of their Adjusted Price Per Share plus a cumulative non-compounded return on their Adjusted Price Per Share equal to eight percent (8%) per annum.


	1997 Advisor Compensation. During 1997, the Company paid the Advisor $384,719 for Acquisition, Disposition and Refinancing Fees. Of this amount, $46,500 in Acquisition Fees was paid to an affiliate of the Advisor, Descolin, Inc. which is owned by the Company's President and Director, W. Thomas Maudlin, Jr. The Company paid the Advisor $60,000 in Advisory Fees during 1997. See "Certain Relationships and Related Transactions."

Vote Required

	A majority of the votes cast at the Annual Meeting, if a quorum is present, will be sufficient to ratify the approval of the Advisory Agreement for the period July 1, 1998 to June 30, 1999.  See "Common Stock Proxy Solicitation
-- Vote Required for Approval" above.


       	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 3.

                                	OTHER MATTERS

	The Board of Directors is not aware of any other matter that may properly come before the Annual Meeting. If any other matter not mentioned in this Proxy Statement is brought before the Annual Meeting, the persons named in the enclosed form of Proxy will have discretionary authority to vote all Proxies with respect thereto in accordance with their judgment and applicable law.

	STOCKHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION
WILL BE APPRECIATED.


                                  MANAGEMENT

Directors and Executive Officers

	The following table sets forth certain information with respect to the directors (all of whom are nominees for re-election) and officers of the Company as of May 29, 1998:

Name                          Age     	Positions and Offices Held

Philip N. Gainsborough	       59       Director and Chairman of the Board
W. Thomas Maudlin, Jr.	       61       Director and President
Neal E. Nakagiri	             44       Secretary
Michael G. Clark 2           	42       Vice President, Chief Financial
                                       Officer and Treasurer
James W. Coulter	             60       Director (1)
George Young	                 61       Director (1)
Steve Bridges	                46       Director (1)

2 Mr. Clark will no longer be treasurer of the Advisor effective with the close of business, May 29, 1998.

	Philip N. Gainsborough has been Chairman of the Board and a Director of the
Company since 1989 and, has since 1983, been Chairman of the Board of
Directors, President and Director of Associated Financial Group, Inc.  He has
been active in the securities and financial services business since 1961.  He has been, and he currently serves as, Chairman of the Board of Directors,
President and Director of Associated Securities Corp. since its organization in 1982.  Mr. Gainsborough is also currently the Chairman of the Board of
Directors and Director of West Coast Realty Advisors, Inc., and West Coast
Realty Management, Inc.  Mr. Gainsborough is also Chairman of the Board of
Directors of Associated Planners Partnership Services, Inc. and Associated
Planners Insurance Services, Inc.  Mr. Gainsborough is a graduate of the
University of Southern California.

	W. Thomas Maudlin, Jr. has been President and a Director of the Company since 1989 and, has since 1989, been President and since 1986 a Director of West Coast Realty Advisors, Inc., and a Director of West Coast Realty Management, Inc. He has been active in the real estate area for the past 33 years, serving as co-developer of high rise office buildings and shopping centers. Mr. Maudlin has structured transactions for syndicators in apartment housing, including sale leasebacks, all-inclusive trust deeds, buying and restructuring transactions to suit a particular buyer, and as a buyer acting as a principal. From 1980 to present, Mr. Maudlin has been involved in the development of real property in numerous parts of Southern California. Mr. Maudlin is a graduate of the University of Southern California.

	Neal E. Nakagiri is Executive Vice President, General Counsel, Chief Operating Officer and Secretary of Associated Financial Group, Inc. He is Vice President of two subsidiaries, Associated Securities Corp. and Associated Planners Investment Advisory, Inc. He joined the "Associated" group of companies in March 1985. He was Vice President of Compliance with Morgan, Olmstead, Kennedy & Gardner from 1984 to 1985. He was First Vice President and Director of Compliance with Jefferies & Co., Inc. from 1981 to 1984. He was Vice President and Director of Compliance at W & D Securities, Inc. from 1980 to 1983. He was an Investigator with the National Association of Securities Dealers, Inc. from 1976 to 1980. He has a B.A. degree in Economics from UCLA (1976) and J.D. from Loyola Law School of Los Angeles
(1991). He is a member of the California Bar, the Compliance and Legal Division of the Securities Industry Association and the IAFP Compliance Advisory Council.

	Michael G. Clark has since 1989, been Vice President, Chief Financial Officer and Treasurer of the Company, and has served as Vice President and Treasurer of Associated Financial Group, Inc. since January 1988, and served as Controller of Associated Financial Group, Inc. from March 1986 to
December 1987. Mr. Clark is currently Treasurer of Associated Planners Investment Advisory, Inc., Treasurer of Associated Planners Insurance Services, Inc., Treasurer of Associated Planners Partnership Services, Inc., Treasurer of West Coast Realty Advisors, Inc., and Treasurer of Associated Securities Corp. Prior to joining Associated Financial Group, Inc., Mr. Clark served as Controller for Quest Resources, a Los Angeles based syndicator and operator of alterative energy projects from October 1984 to March 1986 and as Assistant Controller for Valley Cable T.V. from March 1982 through September 1984. In addition, Mr. Clark served as an auditor for Arthur Young & Co. in Los Angeles from July 1978 to March 1982. Mr. Clark is a graduate of the University of California, Santa Barbara and has a Masters of Science degree from the California State University at Northridge.

George Young. Since 1972 has been President of George Young & Associates, Inc., which specializes in the development and management of public issue campaigns such as initatives and referendums on a statewide or local level. In addition, the firm guides businesses and associations in developing their policies in politically volatile issues. Mr. Young is a graduate of the University of Southern California.

Steve Bridges has served as Executive Vice President of Pacific Building Industries, a general building contractor from July 1995 to present. From July 1986 to July 1995 Mr. Bridges served as Executive Vice President of Pathfinder Mortgage, a mortgage brokerage firm, and was responsible for loan production and financing of construction loans. From July 1984 to July 1986 Mr. Bridges was the President of The Muller Company, a real estate development company, and was responsible for the management of the Company, developing, financing and joint venture relationships, the development of 800,000 square feet of industrial and commercial real estate and partnership management. Mr. Bridges is a graduate of the University of Southern California.

James W. Coulter has since 1988 been a principal in Coulter & Company, a firm which provides brokerage services and invests in real property with an emphasis in retail, industrial and office properties. From 1981 to 1988 Mr. Coulter was a Vice President of the investment division of Bishop-Hawk, Inc., a firm which specialized in investments in retail and office buildings and land sales of real property. Prior to 1981, Mr. Coulter was involved in real estate investments, property management and development, and served as an officer of real estate investment trusts. Mr. Coulter is a graduate of and has a Masters of Business Administration degree from the University of Southern California.

John R. Lindsey will replace Mr. Clark as Senior Vice President and Chief Financial Officer of the Company, effective June 1, 1998. Immediately prior to joining the Company, Mr. Lindsey was a financial consultant. From 1987 to 1993, he was Senior Vice President and principal accounting officer for Great Western Bank, and from 1984 to 1988, he was a Vice President in the Bank's specialized accounting department. From 1971 to 1983, Mr. Lindsey was affiliated with Price Waterhouse, with his last position being that of Senior Manager. Mr. Lindsey has a B.S. degree in Business Administration from the University of Southern California (1968) and he is a member of the AICPA and the California Society of CPA's.


Board of Directors

The Directors are charged with the ultimate responsibility for the affairs of the Company, and particularly with monitoring the relationship between the Company and the Advisor. The Independent Directors will make an annual determination that the Advisor's compensation is reasonable and that total fees and expenses of the Company are reasonable, and a quarterly determination that the Company's borrowings are appropriate.

The Directors are accountable to the Company as fiduciaries and consequently must exercise good faith and integrity in handling Company affairs. However, Directors will have no different or greater level of fiduciary duty and responsibility than do directors of any other Delaware business corporation. In addition, an Independent Director will not be subject to any greater liability than a Director who is not independent, notwithstanding the additional responsibilities of Independent Directors. Directors and officers of the Company are also entitled to certain indemnity rights under the Company's organization documents.

The Directors will each spend such time on the affairs of the Company as their duties may require, and will meet quarterly or more frequently, as required. Financial statements and various other financial reports of the Company will be provided to the Directors quarterly to aid them in the discharge of their duties. It is contemplated that the Directors will not devote a substantial portion of their time to the discharge of their duties as Directors.

Board Meeting

During the fiscal year ended December 31, 1997 there were three meeting of the Board of Directors. Each of the Company's directors attended, or were present for a telephone conference call, for all of the Board meetings, with the exception of Mr. Gainsborough who was not present for one of the meetings.

Management Arrangements

The following is a description of certain Bylaw provisions affecting management of the Company.

The Company's bylaws (Article IV, Section 4.2) provide that the number of directors shall never be less than three, nor more than 5. In addition, pursuant to the Company's bylaws (Article IV, Section 4.15), a majority of the Board of Directors must be independent directors.

The Company's bylaws (Article V, Section 5.1) also provide that the officers of the Company shall include a Chairman of the Board, a President, a Secretary and a Chief Financial Officer and may include such other officers with such powers and duties as the Board shall appoint as they shall deem necessary or desirable (Article V, Section 5.3). The bylaws (Article V,
Section 5.6 through 5.12) further set forth the powers and duties of the officers of the Company.

Any officer of the Company may be removed from officer by the Board of Directors with or without cause (Article V, Section 5.4). Pursuant to the bylaws (Article IV, Section 4.17), the Company's stockholders may remove any director without cause by the affirmative vote of a majority of all of the votes entitled to vote.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than ten percent (10%) of a registered class of the Company's equity securities ("10% Shareholders"), to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and 10% Stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, (based solely upon a review of the copies of such Section 16(a) reports furnished to the Company and written representations that no other reports were required) for the Company's fiscal year ended December 31, 1997, all Sections 16(a) filing requirements applicable to the Company's officers, directors and 10% Stockholders were complied with.

                           	 EXECUTIVE COMPENSATION


	The Company does not pay compensation to the directors and officers of the Company who are affiliated with West Coast Realty Advisors, Inc., the Advisor to the Company. Such persons are Messrs. Gainsborough, Maudlin, Nakagiri and Clark.1 The Company pays each Independent Director, $500 for each meeting of the Board of Directors attended in person, and $100 for each telephonic Board Meeting. All directors and officers receive reimbursement of any out-of-pocket disbursements incurred in connection with attending any meeting and for carrying on the business of the Company.  The aggregate remuneration paid to the Independent Directors for the year ended December 31, 1997 was
$2,000 (exclusive of reimbursements for expenses).
__________________________
1	Such persons will be remunerated indirectly by reason of their affiliation with the Advisor and its affiliated companies. See "Certain Relationships and Related Transactions" contained elsewhere in this Proxy Statement.


                  	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                           	OWNERS AND MANAGEMENT

	The following table sets forth information as of the Annual Meeting Record Date regarding beneficial ownership of shares of Common Stock held by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company, and
(iv) all directors and executive officers as a group.

Name and Business Address              Shares of Common
   of Beneficial Owner                Stock Beneficially
                                           Owned (1)     Percent of Class (1)

Philip N. Gainsborough (2)	                    0                  0%
W. Thomas Maudlin, Jr. (2)	                    0                  0%
Michael G. Clark  (2)(3)	                      143             0.01%
Neal E. Nakagiri (2)	                          0                  0%
Steve Bridges (2)                              0                  0%
James Coulter (2)                              0                  0%
George Young (2)                               0                  0%
All Directors and Executive Officers as a Group	143            0.01%

_______________________________


(1)	Share amount and percentage figures are rounded to the nearest whole number. Percentage figures are based upon 2,606,808 shares of Common Stock outstanding as of the Annual Meeting Record Date. All shares of Common Stock not outstanding but which may be acquired by a particular stockholder within 60 days of the Annual Meeting Record Date are deemed to be outstanding for the purposes of calculating beneficial ownership and computing the percentage of the class beneficially owned by such stockholder, but not by any other stockholder. Except as otherwise noted, each stockholder has sole voting and sole dispositive power with respect to such stockholder's shares of Common Stock.

(2)	The business address for each of these individuals is 5933 W. Century
Boulevard, Ninth Floor, Los Angeles, California 90045.

(3)	Mr. Clark directly owns 143 shares of Common Stock.

                	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

	The Company has had certain transactions arising out of its relationship with West Coast Realty Advisors, Inc. (the "Advisor") and affiliates of the Advisor. None of the agreements and arrangements, including those relating to compensation, between the Company and the Advisor and its affiliates are the result of arm's-length negotiations. However, the Independent Directors annually review the reasonableness of the compensation being paid to the Advisor.

	The Advisor is an affiliate of Associated Financial Group, Inc. ("AFG").  It is anticipated that, in the future, the Advisor may serve as general partner, advisor or sponsor of other public and private programs and engage in business activities which will be competitive with the Company.  Accordingly, conflicts may arise between operating and managing the real estate investments of the Company, and any such future real estate programs.  In addition, AFG and its affiliates may in the future engage in additional business activities which may be competitive with the Company.

Transactions with the Advisor or an Affiliate

	Transactions with the Advisor and its affiliates and the Directors are governed by the Bylaws. The Bylaws require that the Independent Directors must approve or ratify all transactions with the Advisor or its affiliates, or any transaction with any Director, officer, employee or agent of the Company, except with respect to certain transactions which, by their terms, are governed by the Bylaws. Transactions with affiliates may be considered not to be made at arms-length.

Selling Agent

	Associated Securities Corp., a wholly owned subsidiary of AFG, was the Selling Agent for the Company in its public offering of the Company's Common Stock, which closed April 22, 1998. As an affiliate of AFG and the Advisor, the Selling Agent may experience conflicts in performing its obligations to exercise due diligence with respect to the statements made in this Prospectus. The Selling Agent believes, however, that it has exercised the degree of diligence required of it in connection with the sale of the Company's Common Stock. In 1997, the Company paid the Selling Agent
$429,095 as selling commissions.

Property Manager

	West Coast Realty Management Inc., an affiliate of AFG and the Advisor, acts as the property manager to the properties owned by the Company pursuant to a Property Management Agreement with the Company. During 1997, the
Company paid West Coast Realty Management, Inc. $106,576. West Coast Realty Management, Inc. is owned 80% by AFG and 20% by W. Thomas Maudlin, Jr., the Company's President and a Director.

Advisor

	For a description of the relationship between the Advisor and the Company, see "Proposal No. 3. -- Ratification of Advisory Agreement" contained elsewhere in this Proxy Statement.

Reimbursements

	Affiliates of the Company in connection with the sale of shares of the Company's Common Stock to the public received reimbursement for Offering and Organizational Expenses (which are defined generally to mean the costs expended in organizing the Company for the registration and sale of the shares of Common Stock and distributing the shares of Common Stock to the public) in the amount of $262,833 in 1997.


                                	ANNUAL REPORT

	Incorporated herein by this reference is the Company's Form 10-K Annual Report for the year ended December 31, 1997, a copy of which has been previously mailed to you.


By Order of the Board of Directors




Philip N. Gainsborough
Chairman of the Board